Exhibit 10.1

October 28, 2019

[NAME OF PURCHASER]

Ladies and Gentlemen:

Pursuant to the terms and conditions of this Note Purchase Agreement (this “Agreement”), Teligent, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions hereof, to issue and sell to the purchaser identified on the signature page hereto (the “Purchaser”), the aggregate principal amount of the Company’s Series B Senior Unsecured Convertible Notes due 2023 specified on the signature page hereto (the “Notes”). The Notes will be issued pursuant to the provisions of an indenture, to be dated as of October 31, 2019, (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (together with its successors and assigns, in such capacity, the “Trustee”), and shall be guaranteed by each of the Company’s subsidiaries that from time to time are required to guarantee the Senior Credit Facilities (as defined in the Preliminary Offering Memorandum referred to below) (the “Guarantee”).

In connection with the issuance and sale of the Notes, the Company has prepared and delivered to the Purchaser full, complete and accurate copies of a confidential preliminary disclosure packet, consisting of (i) the document titled “Preliminary Offering Memorandum,” as provided by the Company to the Purchaser on or about October 28, 2019 and (ii) any other written information provided by or on behalf of the Company for the purpose of issuing and selling the Notes (clauses (i) and (ii), collectively, as the same may be amended, modified, supplemented or replaced from time to time, the “Disclosure Package”).

The Notes will be offered and sold solely by the Company directly to the Purchaser without registration of any of the Notes, whether required or permitted, under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act solely to purchasers that are “qualified institutional buyers” as such term is defined in Rule 144A of the Securities Act (“Rule 144A”). Concurrently with the offer and sale of the Notes, the Company desires to exchange (the “Exchange”) a portion of the Company’s outstanding 4.75% Convertible Senior Notes due 2023 (the “Existing Notes”) for Series B Senior Unsecured Convertible Notes due 2023 (the “Exchange Notes”) with certain holders of the Existing Notes in one or more transactions exempt from registration under the Securities Act and in accordance with the terms and conditions set forth in an exchange agreement entered into among the Company and the holders identified therein (the “Exchange Agreement”).

Concurrently with the execution of this Agreement, the Company proposes to issue and sell to one or more investors other than the Purchaser (the “Other Purchasers”), severally and not jointly, up to $29,275,000 aggregate principal amount of the Notes, pursuant to one or more purchase agreements (“Other Purchase Agreements”) substantially in the same form as this Agreement, to be entered into by the Company and the Other Purchasers. Craig-Hallum Capital Group LLC (in such capacity, the “Placement Agent”) has been appointed by the Company to act as its exclusive placement agent, pursuant to a Placement Agency Agreement, dated October 28, 2019, between the Company and the Placement Agent (the “Placement Agency Agreement”). This Agreement, the Other Purchase Agreements, the Notes, the Indenture, the Guarantee, the Exchange Notes and the Exchange Agreement are collectively referred to herein as the “Operative Documents.”

1.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser, as of the date hereof and as of the Closing Date (as defined herein), that:

(a)      The Company hereby confirms that it has authorized the use of the Disclosure Package in connection with the offer and sale of the Notes. The Disclosure Package does not as of the date hereof, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)      Neither the Company, nor any person acting on its behalf has, directly or indirectly, made offers or sales of any security, solicited offers to buy any security or taken any other action, under circumstances that would require the registration under the Securities Act of the Notes. The offer, issuance, sale and delivery of the Notes in the manner contemplated by this Agreement will be exempt from the registration requirements of Section 5 of the Securities Act.

(c)       Neither the Company nor any person acting on its behalf, other than the Placement Agent has (i) offered for sale or solicited offers to purchase the Notes; (ii) engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Notes; or (iii) engaged in any form of offering, general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of any of the Notes.

(d)      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent where the failure to have such qualification would not reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise) or in the earnings, prospects, business, properties, surplus or results of operations of the Company and its Subsidiaries (as defined herein), taken as a whole (a “Material Adverse Effect”). All of the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and, when issued, were free and clear of all liens, encumbrances or adverse claims (“Liens”).

(e)       Each of the Company’s subsidiaries (for purposes of this Agreement, (i) any corporation more than 50% of whose voting stock having by the terms thereof power to elect a majority of the directors of such corporations at the time owned by the Company directly or indirectly and (ii) any partnership, association, joint venture or other entity in which the Company directly or indirectly has more than 50% voting equity interest at the time, in each case of clauses (i) and (ii) that provides or is required to provide a guarantee of the Company’s obligations in respect of the Notes (each, a “Subsidiary” and collectively, the “Subsidiaries”)) is a direct or indirect wholly-owned subsidiary of the Company. Each Subsidiary has been duly incorporated or organized, as the case may be, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority (corporate or other) to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Liens (other than Liens granted to secure the Senior Credit Facilities).

(f)       Each of the Operative Documents has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforceability Exceptions”).

(g)      Each of the Indenture, the Notes and the Guarantee conforms in all material respects to the descriptions thereof contained in the Disclosure Package.

(h)      The Notes and the Exchange Notes have been duly authorized by the Company; and when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date, and when the Exchange Notes are delivered as contemplated in the Exchange Agreement on the Closing Date, (i) such Notes or the Exchange Notes, as the case may be, will have been duly executed, authenticated, issued and delivered by the Company, (ii) such Notes or Exchange Notes, as the case may be, will conform in all material respects to the descriptions of Notes or Exchange Notes, as the case may be, contained in the Disclosure Package, and (iii) such Notes or Exchange Notes, as the case may be, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions; and the Notes and the Exchange Notes are entitled to the benefits provided by the Indenture.

(i)       The shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), that are issuable upon conversion of the Notes in accordance with the terms and conditions of the Indenture have been duly and validly authorized and, upon the filing of an amendment to the Certificate of Incorporation upon receipt of the Shareholder Approval (as defined herein), will be validly reserved for issuance by the Company and, when issued upon such conversion, will be duly and validly issued, will be fully paid and non-assessable and will not be subject to any preemptive or other similar rights. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with applicable securities laws. None of the outstanding shares of Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance, right of repurchase or forfeiture, subscription right or any similar right and none of the outstanding shares of Common Stock is subject to any right of first refusal. The description of the Common Stock conforms in all material respects to all statements relating thereto contained in the Disclosure Package and the SEC Reports (as defined herein).

(j)        None of the Company or its Subsidiaries is (i) in violation of its respective charter or by-laws (or any equivalent documents) or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(k)      The execution, delivery and performance of the Operative Documents, the issuance and sale of the Notes and the issuance and delivery of the Exchange Notes, compliance with the terms and provisions of the Operative Documents and the consummation of the transactions contemplated herein or therein and the use of the proceeds therefrom, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined herein) under, or result in the imposition of any Lien upon any property or assets of the Company, or its Subsidiaries pursuant to, (i) the charter or by-laws (or any equivalent documents) of the Company or its Subsidiaries, (ii) any statute, rule, regulation or order, applicable to the Company or its Subsidiaries, of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries (each, a “Governmental Entity”), or (iii) except with respect to any consents required under the Senior Credit Facilities, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their properties is bound, except for any such breach, violation, default or Lien described in clause (ii) or (iii) that would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(l)        Except as disclosed in the Disclosure Package or the Company’s reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Commission (collectively, “SEC Reports”), since June 30, 2019 through the date hereof (i) there has been no Material Adverse Effect, nor any development or event which would result in a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries.

(m)      Except as described in the Disclosure Package and the SEC Reports, there is no legal or governmental action, investigation or proceeding pending or, to the Company’s knowledge, threatened against the Company or its Subsidiaries (i) asserting the invalidity of any of the Operative Documents; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions provided for in the Operative Documents; or (iii) that would materially and adversely affect the ability of the Company to perform its obligations under, or the validity or enforceability (with respect to the Company) of, any of the Operative Documents.

(n)      The Company and its Subsidiaries have all requisite power and authority, and all authorizations, approvals, orders, licenses in the various states in which it does business, certificates and permits of and from regulatory or governmental officials, bodies and tribunals that are necessary to own or lease their respective properties (collectively, “Permits”), in each case, that are material to the Company taken as a whole. The Company and its Subsidiaries, as applicable, are in compliance with the terms and conditions of all such Permits, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure of such Permits to be in full force and effect would not result in a Material Adverse Effect, and the Company has not received any notice of proceedings by a Governmental Entity relating to the revocation or modification of any such Permits which, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

(o)      The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Disclosure Package or in the SEC Reports or (B) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases of real property that are material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Disclosure Package or in the SEC Reports, are in full force and effect, except as would not reasonably be expected to result in a Material Adverse Effect.

(p)      The Company and its Subsidiaries own, license or otherwise have rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of their business as currently carried on and as proposed to be carried on, in each case, as described in the Disclosure Package and the SEC Reports (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”). Except as specifically described in the Disclosure Package and the SEC Reports, (i) no third parties have obtained rights to any such Intellectual Property from the Company, other than licenses granted in the ordinary course and rights that would not have a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company has, or any of its products, product candidates or services described in the Disclosure Package and SEC Reports that infringes, misappropriates or otherwise violates, or would infringe upon, misappropriate or otherwise violate, upon the commercialization of such products, product candidates or services described in the Disclosure Package and SEC Reports, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (vi) to the Company’s knowledge, there is no patent or patent application that contains claims that cover or may cover any Intellectual Property described in the Disclosure Package and the SEC Reports as being owned by or licensed to the Company, or that is necessary for the conduct of its business as currently conducted or contemplated, or that interferes with the issued or pending claims of any such Intellectual Property; (vii) to the Company’s knowledge, there is no prior art or public or commercial activity of which the Company is aware that may form a reasonable basis to render any patent held by the Company invalid or any patent application held by the Company unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (viii) the Company has not committed any act or omitted to undertake any act for which the effect of such commission or omission would reasonably be expected to render the Intellectual Property invalid or unenforceable, in whole or in part, except to the extent such invalidity or unenforceability would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any person or third party. There are no outstanding options, licenses or agreements of a material nature relating to the Intellectual Property owned by the Company that are required to be described in the Disclosure Package and the SEC Reports and are not described therein as so required.

(q)       No labor disputes with the employees of the Company or any of its Subsidiaries exist or, to the knowledge of the Company, are imminent that would, individually or in the aggregate, result in a Material Adverse Effect.

(r)       The Company maintains internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act and the rules and regulations of the Commission promulgated thereunder) in compliance with the requirements of the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language or incorporated by reference in the Disclosure Package and the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as disclosed in the Disclosure Package and the SEC Reports, since December 31, 2018, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the Disclosure Package and the SEC Reports, the Company and each of its Subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act and the rules and regulations of the Commission promulgated thereunder) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. As of June 30, 2019, the Company’s management, with participation of the Company’s Chief Executive Officer and Chief Financial Officer, carried out evaluations of the design and operation of the Company’s disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act, and based upon that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that, as of June 30, 2019, the design and operation of the Company’s disclosure controls and procedures were effective to accomplish their objectives at the reasonable assurance level.

(s)      There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, in each case, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(t)       The audited financial statements of the Company as of and for the period ended December 31, 2018 (together with the related schedules and notes thereto, the “Audited Financial Statements”) included in the Disclosure Package or contained in the Company’s Form 10-K for the period ended December 31, 2018 have been prepared, and fairly present, in all material respects, the assets, liabilities, equity, financial condition, results of operations and cash flows of the Company at the respective dates and for the respective periods (as the case may be) indicated, in accordance with GAAP consistently applied throughout such period (except as specified therein). The unaudited interim financial statements of the Company as of and for the periods ended June 30, 2019 (“Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”) included in the Disclosure Package or contained in the Company’s Form 10-Q for the period ended June 30, 2019 have been prepared in conformity with GAAP and present fairly in all material respects the information required to be stated therein. The financial data set forth in the Disclosure Package fairly presents, in all material respects, the information set forth therein on a basis consistent with that of the Financial Statements of the Company included in the Disclosure Package or contained in the Company’s SEC Reports. Since the respective dates of the Financial Statements included in the Disclosure Package or contained in the Company’s SEC Reports, there has been no change which could, or any development that would, reasonably be expected to (i) have a Material Adverse Effect, (ii) adversely affect the issuance or validity of the Notes or (iii) adversely affect the consummation of any of the transactions contemplated by any of the Operative Documents.

(u)       The Company does not have any material liabilities, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company giving rise to any such liability), except (i) for liabilities set forth in the Financial Statements; and (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company since the date of the most recent balance sheet included in the Financial Statements.

(v)      All U.S. federal income tax returns of the Company and its Subsidiaries required by applicable law to be filed have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and the Company and its Subsidiaries have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, (i) as are being contested in good faith and as to which adequate reserves have been established by the Company or (ii) where the failure to pay such taxes would not result in a Material Adverse Effect.

(w)      None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, or affiliate acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x)       The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y)      None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”). Except as permitted by U.S. and other applicable law, the Company is not located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(z)       Except as disclosed in the Disclosure Package and the SEC Reports, (A) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its Subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (B) neither the Company nor its Subsidiaries have been notified in writing of, and, to the Company’s knowledge, there is no presently existing event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards reasonably designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data as required by applicable law. The Company and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and applicable contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except for such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)     Except as disclosed in the Disclosure Package or as contemplated by this Agreement, the Company has not paid, and is not a party to any contract or agreement to pay, to any person or entity any compensation for soliciting another to purchase any of the Notes and there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Placement Agent for a commission, finder’s fee or other like payment in connection with the Offering of the Notes.

(bb)    Neither the Company nor any other person acting on behalf of the Company has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(cc)    Neither the Company nor any Subsidiary is, and, immediately after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the consummation of the transactions described in this Agreement, will be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission promulgated thereunder.

(dd)   No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court, is required for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the offering, issuance and sale of the Notes and the concurrent issuance and delivery of the Exchange Notes to be offered by the Company in connection with the Exchange, other than (i) the filing of a notice of listing of additional shares and related materials with the Nasdaq Stock Market LLC and (ii) any filings under the Exchange Act, which have been or will be made when and how required.

(ee)    Deloitte & Touche LLP, who has audited the Company’s Audited Financial Statements included in the SEC Reports, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder and by the rules of the Public Accounting Oversight Board.

(ff)     None of the Company nor its Subsidiaries have been advised in writing that the Company and its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal laws and regulations, except, in each case, where failure to be so in compliance, individually or in the aggregate, would not result in a Material Adverse Effect. The Company is, and since January 1, 2017 has been, in compliance in all material respects with the Federal Food, Drug & Cosmetics Act, and the applicable regulations administered thereunder by the Food and Drug Administration (“FDA”), the Public Health Service Act and any other similar applicable law administered by the FDA or other comparable Governmental Entity responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug and biopharmaceutical products of similar nature to those developed by the Company (each, a “Drug Regulatory Agency”), except, in each case, for any noncompliance, either individually or in the aggregate, which would not result in a Material Adverse Effect. No investigation, claim, suit, proceeding, audit or other action by any Governmental Entity is pending or, to the Company’s knowledge, threatened against the Company. There is no agreement, judgment, injunction, order or decree binding upon the Company which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company in any material respect as currently conducted, (ii) is reasonably likely to have an adverse effect on the Company’s ability to comply with or perform any covenant or obligation under any Operative Document or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering in any material respect with the offer and sale of the Notes. There are no proceedings pending or, to the Company’s knowledge, threatened with respect to an alleged material violation by the Company of the FDA regulations adopted thereunder, the Public Health Service Act or any other similar law administered or promulgated by any Drug Regulatory Agency. All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company, or in which the Company or their current products or product candidates have participated, were and, if still pending, are being, conducted in all material respects in accordance with applicable standard medical and scientific research procedures and in compliance in all material respects with the applicable regulations of any applicable Drug Regulatory Agency and other applicable law. The Company and its Subsidiaries hold all required governmental authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of the Company as currently conducted, and development, clinical testing, manufacturing, marketing, distribution and importation or exportation, as currently conducted, of any of its products or product candidates.

(gg)     There are no relationships between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, or between any Subsidiary, on the one hand, and its affiliates, officers or directors on the other hand, that are required to be described under applicable securities laws in the SEC Reports, that is not so described in such filings.

(hh)     There is no transaction, arrangement or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that (i) is required to have been described under applicable securities laws in the SEC Reports that is not so disclosed or (ii) otherwise would be reasonably likely to result in a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company or any Subsidiary that may create material contingencies or liabilities that have not been otherwise disclosed by the Company in the SEC Reports as required by applicable law.

(ii)      There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary, in each case, (i) in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or (ii) that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except, in each of the cases of the foregoing clauses (i) and (ii), where such violation or remedial action would not, individually or in the aggregate, have a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary which, in each case, would reasonably be expected to have a Material Adverse Effect.

(jj)      The Company and its Subsidiaries are Solvent (as defined below). “Solvent” means, on a consolidated basis, (i) the fair value of the Company’s and its Subsidiaries’ consolidated assets exceed its consolidated debt and liabilities, contingent or otherwise; (ii) the Company and its Subsidiaries have not incurred, and does not intend to incur, debt or liabilities beyond its ability to pay such debts and liabilities as they become due; (iii) the capital of the Company and its Subsidiaries is not unreasonably small in relation to the Company’s business; and (iv) the Company is able to obtain a letter from its auditors that does not contain a going concern qualification.

(kk)    The shares of Common Stock are listed on the Nasdaq Capital Market. Except as described in the Disclosure Package and the SEC Reports, (i) the Company has not received any delisting notice relating to the shares of Common Stock listed on the Nasdaq Capital Market and (ii) the Company is in compliance with the applicable current listing and governance rules and requirements of the Nasdaq Capital Market.

(ll)      The guarantors of the Guarantee hereunder are each of the Company’s subsidiaries that from time to time are required to guarantee the Senior Credit Facilities.

2.            Agreements to Sell and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to sell to the Purchaser, upon the basis of the representations and warranties herein contained, and the Purchaser hereby agrees to purchase from the Company, the aggregate principal amount of Notes set forth on the signature page hereto, at a purchase price of 100% of the principal amount thereof (the “Purchase Price”) on the Closing Date.

3.             Payment and Delivery.

(a)       The closing of the purchase and sale of the Notes (the “Closing”) shall occur at the offices of K&L Gates LLP, counsel for the Company, located at Hearst Tower, 214 North Tryon Street, 47th Floor, Charlotte, North Carolina 28202, on the second business day following the execution of this Agreement, or on such later date or at such different location as the parties hereto shall agree in writing, but not prior to the date that the conditions for Closing set forth in Section 4 hereto (other than with respect to the actual issuance and delivery of the Notes) have been satisfied or waived by the appropriate party (the date of such Closing being herein called the “Closing Date”).

(b)        Subject to Section 3(c) below, (i) on or prior to the business day immediately preceding the Closing Date, the Purchaser shall pay, in immediately available funds, the full amount of the Purchase Price, by wire transfer to an account specified in writing or electronically by Craig-Hallum Capital Group LLC, acting as settlement agent for the Company (in such capacity, the “Settlement Agent”) and established by the Settlement Agent, on behalf of the Company (“Settlement Account”), and (ii) on the Closing Date, the Purchaser shall instruct its custodian to post a DWAC request for free receipt to the Trustee for the Purchaser’s aggregate principal amount of Notes (CUSIP 87960W AB0), which request shall be made through the facilities of The Depository Trust Company (“DTC”). The name(s) in which the book-entry Notes are to be registered are set forth in the Purchaser’s “Purchaser Questionnaire” attached as Annex A hereto, which annex shall be completed by the Purchaser and submitted to the Placement Agent, with a copy to the Company, on or prior to the business day immediately preceding the Closing Date.

(c)        The Purchaser shall observe the closing mechanics specified in this Section 3(c) and the instructions provided in the “Summary Instruction Sheet for Purchaser” set forth in Annex B hereto.

(i)        On or prior to 3:00 p.m., New York City time, on the business day immediately preceding the Closing Date, the Purchaser will pay the full amount of the purchase price for the Notes being purchased hereunder to the Settlement Agent as required by Section 3(b) above.

(ii)        The receipt of funds by the Settlement Agent from the Purchaser shall be deemed to be an acknowledgement by the Purchaser to the Settlement Agent that the conditions to the Closing have been satisfied.

(iii)        Funds received by the Settlement Agent, in the Settlement Account, on behalf of the Company pursuant to this Section 3 will be held in trust by the Settlement Agent and not as property or in the title of the Settlement Agent. On the Closing Date, the Settlement Agent will disburse such funds (net of the agreed amount of fees and expenses of the Placement Agent set forth in the Placement Agency Agreement) by wire transfer of immediately available funds in accordance with the Company’s written wire instructions (which shall be provided to the Settlement Agent at least one business day prior to the Closing Date), unless otherwise agreed to in writing by the Company and the Settlement Agent.

(iv)        Immediately following the Company’s receipt of such funds, the Notes purchased by the Purchaser (as specified on the Purchaser’s signature page hereto) will be issued by the Company and delivered pursuant to Section 3(b) above.

(d)       The Notes will be represented by one or more global notes as provided in the Indenture, and will be issued in minimum denominations of $100,000 principal amount and integral multiples of $1,000 thereafter. The Notes shall bear an appropriate restrictive legend referring to the fact that the Notes were sold in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof and are eligible for resale pursuant to Rule 144A.

4.           Conditions to the Purchaser’s Obligation. The obligation of the Purchaser to purchase and pay for the Notes on the Closing Date is subject to the following conditions:

(a)        The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except to the extent already qualified by materiality) on and as of the date of this Agreement and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects (except to the extent already qualified by materiality) on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b)        Any consents or approvals required to be obtained from any lenders to the Company that are necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained on or before the Closing Date; and each such consent or approval shall remain in full force and effect.

(c)         The Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, solely in his or her capacity as such, to the effect set forth in Section 4(a) hereof and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality) as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)          The Purchaser shall have received on the Closing Date an opinion letter of counsel of the Company, dated the Closing Date, covering the matters set forth in Schedule I hereto, with customary qualifications, limitations and assumptions satisfactory to the Purchaser acting in good faith. Such opinion shall be rendered to the Purchaser at the request of the Company and shall so state therein.

(e)         The Company shall have executed and delivered the Indenture, substantially in the form attached hereto as Exhibit A, and the Purchaser shall have received an executed copy thereof.

(f)           The Notes shall be eligible for clearance and settlement through DTC.

(g)          The sale of the Notes shall not be enjoined (temporarily or permanently) on the Closing Date.

(h)         There shall not exist any action, suit, investigation, litigation or proceeding pending or (to the knowledge of the Company) threatened in or before any Governmental Entity or any order, injunction or decree of any Governmental Entity, on the Closing Date, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries or affect the issuance, sale or payment of the Notes.

(i)           Since the date of this Agreement, there shall not have been any event, change, occurrence, development, condition or state of circumstances or facts that has had or would, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.

5.            Covenants of the Company. The Company covenants with the Purchaser as follows:

(a)           Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid, to the extent paid by the Purchaser, all reasonable, documented, out-of-pocket expenses incurred by the Purchaser incident to the performance of the Purchaser’s obligations under this Agreement, including: (i) the fees, disbursements and reasonable, documented, out-of-pocket expenses of a single counsel of the Purchaser and (ii) all out-of-pocket costs and expenses related to the transfer and delivery of the Notes to the Purchaser, including any transfer or other taxes payable thereon; provided, however, that any expenses of Purchaser paid by the Company under this Agreement (including, without limitation, pursuant to this Section 5(a)) shall not exceed $10,000 in the aggregate.

(b)          Neither the Company nor any “affiliate” (as defined in Rule 144 (“Affiliate”)) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.

(c)            Not to solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(d)          While any of the Notes remain “restricted securities” as defined in Rule 144, to make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(e)          During the period of one year after the Closing Date the Company will not, and will not permit any of its Affiliates to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(f)          The Company shall use the proceeds from the sale of the Notes in accordance with and in a manner consistent with the description of the use of proceeds set forth in the Disclosure Package.

(g)         For so long as the Notes remain outstanding, to provide to the Purchaser, within 15 days of the applicable time periods specified in the relevant forms: (A) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms (but without any requirement to provide separate financial statements of any subsidiary of the Company), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and (B) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports; provided, however, that to the extent such reports described in clauses (A) or (B) are filed with the Commission and publicly available, such reports shall have been deemed to have been provided to the Purchaser in satisfaction of this Section 5(g);

(h)          Upon the occurrence and during the continuance of (i) a Default or (ii) an Event of Default (as both such terms are defined in the Indenture), the Company and each Subsidiary, shall make available to the Purchaser, at the Company’s relevant facilities during normal business hours, upon reasonable written notice by the Purchaser, its books and records and the books and records of any of its Subsidiaries.

(i)           As soon as practicable following the Closing Date (but in no event later than 90 days following the Closing Date), the Company shall use commercially reasonable efforts to obtain the requisite shareholder approval to amend its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to an amount that is sufficient to cover any issuances of Common Stock under the Indenture (“Shareholder Approval”).

(j)           Following the receipt of Shareholder Approval, the Company will reserve and keep available that maximum number of its authorized but unissued shares of Common Stock which are issuable upon conversion of the Notes outstanding from time to time pursuant to the terms of the Indenture.

(k)           For a period of 45 days after the Closing Date, the Company shall not issue or enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities that would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock; provided, however, that such prohibition shall not apply to any Exempt Issuance (as such term is defined in the Indenture).

(l)          For a period of 90 days after the Closing Date, the Company shall not affect or enter into any agreement to effect any Variable Rate Transaction (as such term is defined in the Indenture).

6.             Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, that:

(a)         The Purchaser is a corporation, limited liability company or partnership (and where such partnership is not a separate legal entity from the partners thereof, the general or managing partner thereof), duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation.

(b)          This Agreement has been duly authorized, executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(c)           The Purchaser is acquiring the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds of which it is trustee, in each case, for investment purposes only and not with a view to distribution thereof, in whole or in part. If the Notes are acquired for the account of one or more pension or trust funds, the Purchaser represents that it is acting as sole trustee and has sole investment discretion with respect to its acquisition of the Notes and that the determination and decision on its behalf to acquire the Notes for such pension or trust funds is being made by the same individual or group of individuals who customarily pass on such investments, provided that for a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Notes pursuant to this Agreement. The Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

(d)          The Purchaser acknowledges and agrees that (i) neither the Company nor the Placement Agent is acting as a fiduciary or financial or investment adviser to the Purchaser; (ii) the Company, the Placement Agent and their respective officers, directors, employees, agents and representatives do not make, have not made nor shall be deemed to have made any representation or warranty to the Purchaser, express or implied, at law or in equity, with respect to projections, estimates, forecasts or plans, except, with respect to the Company, as expressly set forth herein; (iii) the Purchaser has consulted with the Purchaser’s own legal, regulatory, tax, business, investment, actuarial, financial and accounting advisers to the extent the Purchaser has deemed necessary, and the Purchaser has made the Purchaser’s own decisions with respect to entering into this Agreement based upon the Purchaser’s own judgment and upon any advice from such advisers the Purchaser has deemed necessary; and (iv) the Purchaser is a sophisticated investor familiar with transactions similar to those contemplated by this Agreement and has such knowledge and experience in financial and business affairs that the Purchaser is capable of evaluating the merits and risks of purchasing, and other considerations relating to, the Notes to be purchased by the Purchaser pursuant to this Agreement. The Purchaser is not relying on the Company, the Placement Agent or any of their respective affiliates, officers, directors, shareholders, employees, counsel, agents or representatives for legal or tax advice. The Purchaser understands that no U.S. or non-U.S. federal or state agency has recommended or endorsed the purchase of Notes or made any determination or finding as to the fairness of the provisions of this Agreement.

(e)          The Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires the Notes.

(f)           The Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes in the United States or any offer of the Notes to the public in any Member State of the European Economic Area, or possession or distribution of any offering or publicity material relating to the Notes, in any other country or jurisdiction where action for that purpose is required.

(g)          The Purchaser understands that the Notes have not been registered under the Securities Act and may not be transferred except in accordance with Rule 144A or pursuant to another exemption from the registration requirements of the Securities Act.

(h)          The Purchaser represents that it is a “qualified institutional buyer” as such term is defined in Rule 144A. All information set forth on the Purchaser’s signature page hereto and Annex A hereto is true, accurate and complete in all respects.

(i)           The Purchaser agrees to purchase the Notes for its own account (or accounts managed by it) without a view to distribution thereof within the meaning of the Securities Act and agrees not to reoffer or resell the Notes except pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement thereunder and in any case in compliance to the satisfaction of the Company with all applicable U.S. state securities or “Blue Sky” laws.

(j)           The Purchaser has been furnished with a copy of the Disclosure Package and has reviewed each of the documents contained therein.

(k)         The Purchaser acknowledges that it and its representatives and agents have been provided an opportunity to ask questions of, and have received answers thereto satisfactory to the Purchaser from, the Company and its representatives regarding the terms and conditions of the offering of the Notes, and the Purchaser has obtained any and all additional information requested by the Purchaser, its representatives and agents of the Company and its representatives to verify the accuracy of all information furnished to the Purchaser regarding the offering of the Notes.

(l)          The Purchaser has, in connection with its decision to purchase the aggregate principal amount of Notes set forth on the signature page to this Agreement, relied solely upon the Disclosure Package and the representations and warranties of the Company contained herein, and the Purchaser has not relied on the Placement Agent or the Settlement Agent in negotiating the terms of its investment in the Notes, and, in making a decision to purchase the Notes, the Purchaser has not received or relied on any communication, investment advice or recommendation from the Placement Agent or the Settlement Agent.

(m)         Neither the Purchaser nor any of its subsidiaries (collectively, the “Purchaser Entity”) or, to the knowledge of the Purchaser or any director, officer, employee, agent, affiliate or representative of the Purchaser Entity, is a person that is, or is owned or controlled by a person that is:

(A)             the subject of any Sanctions, nor

(B)             located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma, Cuba, Iran, North Korea, Sudan and Syria).

(n)               There is no action, suit, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser which is reasonably likely to materially adversely affect the ability of the Purchaser to perform its obligations hereunder.

(o)               The Purchaser will have at the Closing Date sufficient capital to satisfy the Purchaser’s obligation to purchase the Notes pursuant to this Agreement.

7.            Termination. The Purchaser may terminate this Agreement by notice given to the Company if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Stock Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE American or the over-the-counter market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) the Closing Date has not occurred by December 31, 2019, except where such failure to close was due to the delay or other fault of the Purchaser in breach of this Agreement, (v) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (vi) there shall have occurred any outbreak or escalation of hostilities involving the United States, or any material change in financial markets or any calamity or crisis that, in the Purchaser’s good faith judgment, is material and adverse and that, singly or together with any other event specified in this clause (vi), makes it, in the Purchaser’s good faith judgment, impracticable or inadvisable in any material respect to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated in this Agreement.

8.            Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. The respective agreements, representations, warranties and other statements of the Company and the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or any of their respective officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

If this Agreement shall be terminated by the Purchaser because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Purchaser for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Purchaser in connection with this Agreement or the offering contemplated hereunder.

9.            Entire Agreement. This Agreement, the Notes, and the Indenture represent the entire agreement between the Company and the Purchaser with respect to the purchase and sale of the Notes. There are no oral agreements among the parties hereto. No modification, amendment or waiver of any of the terms of this Agreement, nor any consent to any departure by the Company therefrom, will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

10.          Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

11.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any other subsequent purchaser of the Notes from any of the Purchaser. This Agreement may not be transferred or assigned without the prior written consent of the other parties hereto.

12.          Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14.           Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed given or delivered: (i) when delivered personally; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs before the deadline imposed by that service for overnight delivery or (iii) when transmitted, if sent by electronic mail, provided confirmation of receipt is received by sender and the notice is sent by an additional method provided under this Agreement, and:

Teligent, Inc.

105 Lincoln Avenue, PO Box 687

Buena, New Jersey 08310

Attention: Jason Grenfell-Gardner, President and Chief Executive Officer

Email: jason@teligent.com

with a copy (which shall not constitute notice) to:

If before February 29, 2020

K&L Gates LLP

Hearst Tower, 214 North Tryon Street, 47th Floor

Charlotte, North Carolina 28202

Attention: Sean M. Jones

Email: sean.jones@klgates.com

If after February 29, 2020

K&L Gates LLP

300 South Tryon Street, 10th Floor

Charlotte, North Carolina 28202

Attention: Sean M. Jones

Email: sean.jones@klgates.com

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

15.          Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

16.          Interpretation. For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. The term “including” means “including but not limited to.” The word “or” shall not be exclusive. Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders. All references herein to Articles, Sections, Subsections, Paragraphs and Exhibits shall be deemed references to Articles and Sections and Subsections and Paragraphs of, and Exhibits to, this Agreement unless the context shall otherwise require. Any reference herein to any statute, agreement or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such statute, agreement, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time. All terms defined in this Agreement shall have the defined meaning when used in any Exhibit, Schedule, certificate or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein. The parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or in equity in the event of a dispute with respect to the interpretation or construction of this Agreement. This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting constitution against the party causing the drafting of the provision in question.

17.           Placement Agent as Third Party Beneficiary; No Other Third-Party Beneficiary. The parties agree and recognize the Placement Agent as an express third party beneficiary solely and exclusively to the extent of Sections 1, 5 and 6 of this Agreement. The Placement Agent shall be entitled to rely on the representations, warranties and covenants made by the Company and the Purchaser in such Sections, as if such representations, warranties and covenants were made directly to the Placement Agent. Except for the two immediately preceding sentences, nothing in this Agreement is intended or shall be construed to give any person, other than the parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18.           Suits. Any legal suit, action or proceeding arising out of, or based upon, this Agreement or the transactions contemplated hereby, may be instituted in any state or federal court located in the Borough of Manhattan, New York, New York (each, a “New York Court”), and each party hereby waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have, to the laying of venue of any such proceeding and submits to the exclusive jurisdiction of such courts in any such legal suit, action or proceeding. Each party hereby waives irrevocably any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution), in any legal suit, action or proceeding against it arising out of, or based upon, this Agreement or the transactions contemplated hereby, that is instituted in any New York Court. Process in any such legal suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

19.           WAIVER OF JURY TRIAL. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or based upon this Agreement, THE SECURITIES or the transactions contemplated hereby.

[Signature Pages to Follow]

Very truly yours,

TELIGENT, INC.

By:
Name:
Title:

[Signature Page to the Note Purchase Agreement]

Accepted as of the date hereof:

[Insert Purchaser’s Signature Block]

Print or Type:
Name of Purchaser
(Institution)

Address of Purchaser’s Executive Offices

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)
$
Aggregate Principal amount of Notes to Be Purchased
Signature by:	Individual representing Purchaser:

Address:
Telephone:
Facsimile:
Email:

*** Please note that if you are sub-allocating to multiple funds,

you must execute a signature page for each fund. ***

EXHIBIT A

[Form of Indenture]

Exhibit A-1